UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

ALSERES PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALSERES PHARMACEUTICALS, INC.
85 Main Street
Hopkinton, Massachusetts 01748
October 1, 2007

To our Stockholders:

I am pleased to invite you to attend the Special Meeting of Stockholders of Alseres Pharmaceuticals, Inc. to be held on Tuesday, October 30, 2007 at 8:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting. We encourage you to carefully read these materials.

The Board of Directors of Alseres recommends that you vote in favor of each proposal set forth in the Notice of Special Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Special Meeting, I hope you will vote as soon as possible. Voting by written proxy, over the Internet or by touch-tone telephone will ensure your representation at the Special Meeting if you do not attend in person. If you do attend the Special Meeting, you may withdraw your proxy and vote in person if you so desire.

Thank you for your continued support.

Sincerely,

Peter G. Savas
Chief Executive Officer

ALSERES PHARMACEUTICALS, INC.
85 Main Street
Hopkinton, Massachusetts 01748

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To Be Held On October 30, 2007
PROXY STATEMENT
PROPOSAL ONE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS’ PROPOSALS
HOUSEHOLDING OF SPECIAL MEETING MATERIALS
OTHER MATTERS
GENERAL

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On October 30, 2007

To our stockholders:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Alseres Pharmaceuticals, Inc., a Delaware corporation (also referred to in this proxy statement as the “Company,” “Alseres,” “we” or “us”), will be held on October 30, 2007, at 8:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, to consider and vote upon the following matters:

1. To approve the issuance of up to 7,517,222 shares of our common stock which may be issued upon the conversion of certain of our convertible promissory notes in the aggregate principal amount of $16,000,000, as required by NASDAQ Marketplace Rule 4350, as described more fully in the accompanying proxy statement.

2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments of the meeting.

Holders of our common stock of record at the close of business on September 17, 2007 are entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 85 Main Street Hopkinton, MA 01748, during ordinary business hours, for a period of ten days prior to the Special Meeting as well as on the day of the Special Meeting. The Special Meeting may be adjourned from time to time without notice other than by announcement at the Special Meeting.

Your vote is important regardless of the number of shares you own. Whether you expect to attend the Special Meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. If you are the record holder of your shares, you can also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card. Your prompt response is necessary to assure that your shares are represented at the Special Meeting. You can change your vote and revoke your proxy at any time before the polls close at the Special Meeting by following the procedures described in the accompanying proxy statement.

All stockholders are cordially invited to attend the Special Meeting of Stockholders.

By Order of the Board of Directors,

PETER G. SAVAS,
Chief Executive Officer

Hopkinton, Massachusetts
October 1, 2007

ALSERES PHARMACEUTICALS, INC.
85 Main Street
Hopkinton, Massachusetts 01748

PROXY STATEMENT

This Proxy Statement contains information about the Special Meeting of Stockholders of Alseres Pharmaceuticals, Inc. (also referred to in this Proxy Statement as the “Company,” “Alseres,” “we” or “us”). The Special Meeting is scheduled to be held at 8:30 am, local time, on Tuesday, October 30, 2007 (the “Special Meeting”) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. Holders of record of our common stock, $.01 par value per share, as of the close of business on September 17, 2007, will be entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments thereof. As of that date, there were 20,698,074 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Special Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted FOR the approval of the issuance of up to 7,517,222 shares of our common stock which may be issued upon the conversion of certain of our convertible promissory notes in the aggregate principal amount of $16,000,000, as required by NASDAQ Marketplace Rule 4350, and in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Special Meeting or any postponements or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Special Meeting. The mere presence at the Special Meeting of the person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of holders of shares of a majority of our common stock issued and outstanding and entitled to vote at the Special Meeting, shall constitute a quorum with respect to all matters. The action proposed herein may be taken upon the affirmative vote of stockholders possessing a majority of the requisite voting power which are present in person or by proxy at the Special Meeting, provided a quorum is present.

Abstentions are included in the shares present at the Special Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Special Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Special Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

Under the Delaware General Corporation Law, holders of shares of our common stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of the proposal to be presented at the Special Meeting.

This Proxy Statement, together with the related proxy card and the Notice of Special Meeting, is being mailed to our stockholders on or about October 1, 2007.

PROPOSAL ONE

TO APPROVE OF THE ISSUANCE OF UP TO 7,517,222 SHARES OF OUR COMMON STOCK WHICH MAY BE ISSUED UPON THE CONVERSION OF CERTAIN OF OUR CONVERTIBLE PROMISSORY NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $16,000,000, AS REQUIRED BY NASDAQ MARKETPLACE RULE 4350

Background

As reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, at June 30, 2007, we had available cash and cash equivalents of approximately $2,361,966, and our net working capital deficit was approximately $325,000. We believe that the cash and cash equivalents available at June 30, 2007, combined with the $10,000,000 in convertible promissory notes issued in August 2007 as described below, will not provide sufficient working capital to meet our anticipated expenditures for the next twelve months. We will therefore need to raise additional capital in the immediate future through collaboration agreements with other pharmaceutical or biotechnology companies, debt financing and/or equity offerings in order to continue as a going concern.

In March 2007, we entered into a convertible promissory note purchase agreement pursuant to which we could borrow up to an aggregate principal amount of $15,000,000 prior to December 31, 2007, from Robert L. Gipson, Thomas L. Gipson and Arthur Koenig, collectively, the Lenders. In May 2007, we amended and restated such purchase agreement to (i) eliminate the requirement for the existing purchasers thereunder to make further advances under the agreement and (ii) add Highbridge International, LLC, or Highbridge, as a lender thereunder. In August 2007, we further amended and restated the purchase agreement to (i) increase the amount we could borrow by $10,000,000 and (ii) add Ingalls and Snyder Value Partners, L.P., or ISVP, as a lender thereunder.

As of August 31, 2007, we had issued the following convertible promissory notes, or the Notes:

Principal Amount of
Name of Lender	Convertible Promissory Note

Robert L. Gipson	$3,000,000
Thomas L. Gipson	$3,000,000
Arthur Koenig	$3,000,000
Highbridge International, LLC	$6,000,000
Ingalls and Snyder Value Partners, L.P.	$10,000,000

The outstanding principal amount borrowed under the Notes, including any accrued interest thereon, shall be due and payable upon the earliest to occur of: (i) December 31, 2010; and (ii) the date on which a Lender declares an event of default (as defined in the purchase agreement), the first of these events to occur referred to as the “Maturity Date.” After December 31, 2007, and subject to applicable law, each Lender may elect to convert the Total Converted Balance held by such Lender into (i) shares of our common stock at a conversion price of $2.50 per share or (ii) into the right to receive from us the following payments related to our molecular imaging products: for each $1,000,000 of Total Converted Balance, (A) 2% of Pre-Commercial Income; plus (B) a royalty at a rate of 0.5% of Net Sales of Molecular Imaging Products (each as defined in the purchase agreement).

The terms of the Notes prevent the conversion of the Notes into shares of our common stock if at the time of such conversion (i) the common stock issuable to any Lender, when taken together with all shares of common stock then held or otherwise beneficially owned by such Lender exceeds 19.9%, or 9.99% for Highbridge and ISVP, of the total number of issued and outstanding shares of our common stock immediately prior to such conversion, or (ii) the common stock issuable to such Lender exceeds 19.9%, or 9.99% for Highbridge and ISVP, of the total number of issued and outstanding shares of our common stock immediately prior to such conversion, in each case unless and until our stockholders approve such conversion.

We are seeking stockholder approval for the issuance of the shares of common stock issuable upon conversion of the Notes held by Highbridge and ISVP only. The following table sets forth the total number of additional shares of common stock we may be required to issued to each of Highbridge and ISVP and the total number of shares of common stock that will be held by each of Highbridge and ISVP if we issue the total number of shares of common stock issuable upon conversion of their Notes:

			Total
	Current	Shares Issuable Upon	Potential
Name of Lender	Ownership	Conversion of Notes	Ownership

Highbridge International, LLC	72,992	2,400,000	2,472,992
Ingalls and Snyder Value Partners, L.P.	100,000	4,000,000	4,100,000

Assuming the conversion of the Highbridge and ISVP Notes, including the potential interest through maturity, we could be required to issue up to an aggregate of 7,517,222 shares of common stock to Highbridge and ISVP.

Stockholder Approval Requirement under NASDAQ Marketplace Rule 4350

Our common stock is currently listed on the NASDAQ Capital Market and as such we are subject to NASDAQ Marketplace Rules. Since the total number of shares of common stock that may be issued in connection with the conversion of the Highbridge and ISVP Notes could exceed 20% of our outstanding common stock or voting power as of August 31, 2007, stockholder approval is required pursuant to NASDAQ Marketplace Rule 4350(i)(1)(D).

Pursuant to the purchase agreement, we agreed to use our best efforts to seek stockholder approval for Proposal One. Upon such approval, each of Highbridge and ISVP may elect to convert their respective Notes into shares of our common stock at any time after December 31, 2007.

Our Board of Directors recommends that you vote FOR the proposal to approve the issuance of up to 7,517,222 shares of our common stock which may be issued upon the conversion of certain of our convertible promissory notes in the aggregate principal amount of $16,000,000, as required by NASDAQ Marketplace Rule 4350.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of August 31, 2007, regarding the beneficial ownership of our common stock by:

•	each person or “group,” as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, that beneficially owns more than 5% of our outstanding common stock based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated below, the address for each listed director and executive officer is c/o Alseres Pharmaceuticals, Inc., 85 Main Street, Hopkinton, Massachusetts 01748. Beneficial ownership shown is determined in accordance with the rules of the Securities and Exchange Commission and, as a result, includes voting and investment power with respect to shares.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner(1)	Ownership	Class(2)

Certain Beneficial Owners of Common Stock:
Thomas L. Gipson(3)	5,186,004	25.06%
c/o Ingalls & Snyder LLC 61 Broadway, New York, NY 10006
Robert L. Gipson(4)	5,106,004	24.67
c/o Ingalls & Snyder LLC 61 Broadway, New York, NY 10006
Arthur Koenig(5)	935,000	4.52
c/o Duferco Steel Inc. Metro Park South 100 Matawan Rd Suite 400 Matawan, New Jersey 07747-3916
Directors and Named Executive Officers:
Peter G. Savas	651,620	3.05
Chairman of the Board and Chief Executive Officer(6)
Mark J. Pykett, V.M.D., Ph.D., M.B.A.	331,539	1.58
President and Chief Operating Officer(7)
Kenneth L. Rice, Jr., J.D., LL.M., M.B.A.	336,111	1.60
Executive Vice President Finance and Administration, Chief Financial Officer and Secretary(8)
Robert S. Langer, Jr., Sc.D.	91,478		*
Director(9)
Michael J. Mullen, C.P.A.	55,046		*
Director(10)
John T. Preston	54,846		*
Director(11)
William Guinness	15,625		*
Director(12)
Henry Brem	14,792		*
Director(13)
Gary E. Frashier	14,792		*
Director(14)
All directors and executive officers as a group (10 persons)(15)	1,699,182	7.59%

*	Represents less than 1% of the outstanding shares.

(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons and entities named in the table have sole voting and investment power with respect to all shares.

(2)	Applicable percentage ownership for each holder is based on shares of common stock, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder that will become exercisable within 60 days after August 31, 2007, as a percentage of 20,698,074 shares of common stock outstanding on August 31, 2007.

(3)	Information is based on a Schedule 13G/A (Amendment No. 3) filed June 12, 2007 with the Securities and Exchange Commission. Thomas L. Gipson beneficially owns 5,186,004 shares of common stock and has sole power to vote or direct the vote of 5,186,004 shares and sole power to dispose or direct the disposition of 5,186,004 shares.

(4)	Information is based on a Schedule 13G/A (Amendment No. 12) filed June 12, 2007 with the Securities and Exchange Commission. Robert L. Gipson beneficially owns 5,106,004 shares of common stock and has sole power to vote or direct the vote of 5,106,004 shares and sole power to dispose or direct the disposition of 5,106,004 shares. Mr. Gipson is a Senior Director of Ingalls & Snyder, LLC, a General Partner of ISVP and served as our director from June 15, 2004 until October 28, 2004.

(5)	Information is based on a Schedule 13G/A (Amendment No. 3) filed February 13, 2007 with the Securities and Exchange Commission. Arthur Koenig beneficially owns 935,000 shares of common stock and has sole power to vote or direct the vote of 935,000 shares and sole power to dispose or direct the disposition of 935,000 shares.

(6)	Consists of 651,620 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(7)	Consists of 331,539 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(8)	Consists of 336,111 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(9)	Consists of 91,478 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(10)	Consists of 54,846 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date and 200 shares of common stock held by a revocable trust of which Mr. Mullen is the trustee.

(11)	Consists of 54,846 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(12)	Consists of 15,625 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(13)	Consists of 14,792 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(14)	Consists of 14,792 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date.

(15)	Consists of 1,698,982 shares of common stock issuable upon exercise of options that are or may be exercisable as of August 31, 2007 or 60 days after such date and 200 shares of common stock held by a revocable trust of which Mr. Mullen is the trustee.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2008 Annual Meeting of Stockholders must submit the proposal to us on or before January 4, 2008 at our offices at 85 Main Street, Hopkinton, Massachusetts 01748, Attention: Secretary.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to us at the aforementioned address not later than March 4, 2008 nor earlier than February 1, 2008.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use their discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement to you if you write to us at 85 Main Street, Hopkinton, Massachusetts 01748, or call us at (508) 497-2360. If you want to receive a separate copy of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting. However, if other matters should properly come before the Special Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

PETER G. SAVAS,
Chief Executive Officer

Hopkinton, Massachusetts
October 1, 2007

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ALSERES PHARMACEUTICALS, INC. 85 MAIN ST. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS HOPKINTON, MA 01748 If you would like to reduce the costs incurred by Alseres Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alseres Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ALSER1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ALSERES PHARMACEUTICALS, INC. The Board of Directors recommends a vote “FOR” the proposal listed below. Vote on Proposal. For Against Abstain 1. To approve the issuance of up to 7,517,222 shares of our common stock which may be issued upon the conversion 0 0 0 of certain of our convertible promissory notes in the aggregate principal amount of $16,000,000, as required by NASDAQ Marketplace Rule 4350. In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting. Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer or officer(s) and affix the corporate seal. For address changes and/or comments, please check this box 0 and write them on the back where indicated. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY ALSERES PHARMACEUTICALS, INC. SPECIAL MEETING OF STOCKHOLDERS OCTOBER 30, 2007 The undersigned hereby constitutes and appoints Peter G. Savas and Kenneth L. Rice, Jr. and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Alseres Pharmaceuticals, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Tuesday, October 30, 2007 at 8:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any postponements or adjournments thereof, upon the proposal listed on the reverse side more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged). This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. The Board of Directors recommends that you vote in favor of Proposal 1. Your vote is important. Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the special meeting in person. A self-addressed, postage-paid envelope is enclosed for your convenience. You may also complete your proxy by telephone by calling the toll-free number listed on your Voter Instruction Form or via the Internet at www.proxyvote.com. Address Changes/Comments: ___ ___October 1, 2007 Boston, Massachusetts (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)